INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-95818 and 333-26743 of Mail-Well, Inc. on Form S-8 and Registration Statement Nos. 333-36337, 333-39013 and 333-35561 of Mail-Well, Inc. on Form S-3 of our reports dated January 26, 1998 (February 11, 1998, as to the second and third paragraphs of Note 12) and February 11, 1998, appearing in this Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Denver, Colorado
March 13, 1998